EXHIBIT 10.27


                 REINSURANCE POOLING AGREEMENT
           AMENDED AND RESTATED AS OF OCTOBER 1, 1997


     THIS REINSURANCE POOLING AGREEMENT (the "Agreement") made by and among Meridian Mutual Insurance Company ("Mutual"), Meridian Security Insurance Company ("Security"), Citizens Security Mutual Insurance Company ("Citizens"), Citizens Fund Insurance Company ("Fund"), and Insurance Company of Ohio ("ICO")is amended and restated entered into effective 12:01 a.m. on the first day of October, 1997, (the "Effective Time") and shall remain in force continuously thereafter until cancelled at any time by mutual consent.

     WHEREAS Mutual and Security have been parties to this Agreement since January 1, 1981; and

     WHEREAS Citizens, Fund, and ICO became parties to this Agreement effective August 1, 1996, when Meridian Insurance
Group, Inc., acquired Fund and ICO and became affiliated with Citizens; and

     WHEREAS the parties to this Agreement desire to exclude certain types of insurance business from this Agreement;

     NOW, THEREFORE, do Mutual, Security, Citizens, Fund, and ICO agree to amend and restate this Agreement as follows as witnessed by their signatures affixed to this Agreement.


                           ARTICLE I

The Companies are engaged in the insurance business and maintain a mutual relationship having certain incidents of common management, and desire to bring about for each other added economies of operation, uniform underwriting results, diversification as respects the classes of insurance business written, and maximization of capacity. To accomplish the aforesaid, the Companies do by means of this Agreement, pool all of their insurance business in force as of the Effective Time of this Agreement or thereafter, except as excluded under ARTICLE XI of this Agreement, and agree to share in the fortunes of their pooled insurance business.


                           ARTICLE II

Mutual hereby reinsures and Security, Citizens, Fund, and ICO hereby cede and transfer to Mutual all liabilities incurred under or in connection with all contracts and policies of insurance issued by Security, Citizens, Fund, and ICO outstanding and in force as of the Effective Time of this Agreement, or thereafter issued by them, except as excluded under ARTICLE XI of this Agreement. Such liabilities shall include Security's, Citizens', Fund's, and ICO's reserves for unearned premiums, outstanding losses and loss expenses (including unreported losses), all other underwriting and administrative expenses which shall include service fee income and premium balances charged off as uncollected receivables, and policyholder dividends as evidenced by their books and records, but shall not include inter-company balances, service fee income, liabilities for Federal Income Taxes, or liabilities incurred in connection with Security's, Citizens', Fund's, and ICO's investment transactions.


                          ARTICLE III

Security, Citizens, Fund, and ICO hereby assign and transfer to Mutual all right, title and interest in and to reinsurance ceded to reinsurers, other than the parties hereto, outstanding and in force with respect to the liabilities reinsured by Mutual under
Article II hereof.


                           ARTICLE IV

Each of Security, Citizens, Fund, and ICO agrees to pay to Mutual amounts equal to the aggregate of all of its liabilities reinsured by Mutual under Article II hereof.


                           ARTICLE V

Security, Citizens, Fund, and ICO hereby reinsure, and Mutual hereby cedes and transfers to each of them the following percentage of Mutual's net liabilities under all contracts and policies of insurance (including those reinsured by Mutual under Article II hereof) on which Mutual is subject to liability and which are outstanding and in force as of the Effective Time of this Agreement, or which are issued thereafter, except as excluded under ARTICLE XI of this Agreement:
     61 percent ceded to Security;
      4 percent ceded to Citizens;
      9 percent ceded to Fund;
      4 percent ceded to ICO.
Such liabilities shall include Mutual's reserves for unearned premiums, outstanding losses and loss expense (including unreported losses), all other underwriting and administrative expenses which shall include service fee income and premium balances charged off as uncollected receivables, and policyholder dividends but shall not include inter-company balances, service fee income, liabilities for Federal Income Taxes or liabilities incurred in connection with Mutual's investment transactions.


                           ARTICLE VI

Mutual hereby assigns and transfers to each of Security, Citizens, Fund, and ICO assets in the amount equal to the aggregate of all liabilities of Mutual reinsured by that specific company under Article V hereof.


                          ARTICLE VII

Mutual agrees to pay to Security, Citizens, Fund, and ICO their specified participation, as listed in Article V, of all premiums written by the companies after first deducting premiums on all reinsurance ceded to reinsurers (other than the parties hereto). Similarly, it is further agreed that all losses, loss expenses and other underwriting and administrative expenses which shall include service fee income and premium balances charged off as uncollected receivables, (with the exceptions noted in Article II and V hereof) of the companies, less all losses and expenses recovered and recoverable under reinsurance ceded to reinsurers (other than the parties hereto), shall be pro-rated among all five parties on the basis of their respective participations.


                          ARTICLE VIII

The obligation of the companies under this Agreement to exchange reinsurance between themselves may be offset by the reciprocal obligations so that the net amount only shall be required to be transferred. An accounting on all transactions shall be rendered quarterly, or more often as may be mutually agreed, and shall be settled within a reasonable time thereafter. Except as otherwise required by the context of this Agreement, the amount of all payments between the companies under this Agreement shall be determined on the basis of the convention form of annual statements of the companies. Notwithstanding anything herein contained, this Agreement shall not apply to the investment operations of the companies, but this provision shall not prohibit other agreements pertaining to the intercompany allocation or sharing of investment expense.



                           ARTICLE IX

The conditions of reinsurance hereunder shall in all cases be identical with the conditions of the original insurance or as changed during the term of such insurance.


                           ARTICLE X

Each of the companies hereto, as the assuming insurer, hereby agrees that all reinsurance made, ceded, renewed or otherwise becoming effective under this Agreement shall be payable by the assuming insurer on the basis of the liability of the ceding insurer under the policy or contract reinsured without diminution because of the insolvency of the ceding insurer; provided that such reinsurance shall be payable directly to the ceding insurer or to its liquidator, receiver or other statutory successor, except(a) where the contract specifically provided another payee for such reinsurance in the event of the insolvency of the ceding insurer and (b) where the assuming insurer, with the consent of the direct insured or insureds and with the approval of the appropriate insurance department if such approval is required by state law, has assumed such policy obligations of the ceding insurer as direct obligations of the assuming insurer to the payees under such policies and in substitution for the obligations of the ceding insurer to such payee; and further provided that the liquidator, receiver or statutory successor of the ceding insurer shall give written notice of the pendency of any claim against the insolvent ceding insurer on the policy or contract reinsured within a reasonable time after such claim; and the assuming insurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the ceding insurer or its liquidator, receiver or statutory successor, the expense thus incurred by the assuming insurer to be chargeable, subject to court approval, against the insolvent ceding insurer as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the ceding insurer solely as a result of the defense undertaken by the assuming insurer.



                           ARTICLE XI

This Agreement does not cover or include contracts or policies of insurance that any of the parties to this Agreement (a) have written and designated as substandard automobile insurance or may hereafter write and designate as substandard automobile insurance or (b) have written or may hereafter write by direct-response marketing.


                           ARTICLE XII

This Agreement has no fixed term and is terminable with respect to any one of Security, Citizens, Fund, or ICO (herein the "terminating party") by the mutual consent of Mutual and the terminating party or parties. This Agreement may be amended or terminated without the necessity of a vote by the shareholders or the policyholders of any of the parties. In the event of termination of this Agreement, the terminating party shall transfer back to Mutual the liabilities ceded to it by Mutual, and Mutual shall transfer back to the terminating party the liabilities ceded to it by the terminating party, and each party shall receive from the other assets in an amount equal to the amount of the policy liabilities received by it.

IN WITNESS WHEREOF, this Agreement is entered into as of the date written above.



                       MERIDIAN MUTUAL INSURANCE COMPANY


                       By
                         Norma J. Oman, President


Attest:
       J. Mark McKinzie, Secretary


                       MERIDIAN SECURITY INSURANCE COMPANY


                       By
                         Norma J. Oman, President



Attest:
       J. Mark McKinzie, Secretary


                       CITIZENS SECURITY MUTUAL INSURANCE COMPANY


                       By__________________________________
                         Norma J. Oman, President


Attest:___________________________
       J. Mark McKinzie, Secretary




                         CITIZENS FUND INSURANCE COMPANY


                         By______________________________________
                           Norma J. Oman, President


Attest:____________________________
       J. Mark McKinzie, Secretary





                         INSURANCE COMPANY OF OHIO


                         By_____________________________________
                           Norma J. Oman, President


Attest:___________________________
       J. Mark McKinzie, Secretary